                                                                               .
                                                                               .
                                                                               .

                        FEDERATED DEPARTMENT STORES, INC.
                          SUBSIDIARY LIST AS OF 3/25/05

                                                                      Exhibit 21

                                                             STATE OF
                                                          INCORPORATION/
CORPORATE NAME                                              FORMATION                    TRADENAME(S)
--------------------------------------------------        --------------          --------------------------
22 East Advertising Agency, Inc.                          Florida
22 East Realty Corporation                                Florida
Advertex Communications, Inc.                             Delaware                Macy's Corporate Marketing
Bloomingdale's Atlantic City, Inc.                        Delaware
Bloomingdale's By Mail Ltd.                               New York                Bloomingdale's By Mail
Bloomingdale's, Inc.                                      Ohio                    Bloomingdale's
Bloomingdale's, LLC                                       Ohio
Bloomingdales.com, Inc.                                   New York                Bloomingdale's.com
FACS Group, Inc.                                          Ohio
FACS Insurance Agency, Inc.                               Texas
FDS Bank                                                  N/A
FDS Thrift Holding Co., Inc.                              Ohio
FE Florida, Inc.                                          Ohio
Federated Brands, Inc.                                    Delaware
Federated Corporate Services, Inc.                        Delaware
Federated Department Stores Foundation                    Ohio
Federated Department Stores Insurance Company, Inc.       New York
Federated Department Stores Insurance Company, Ltd.       Bermuda
(99.99% ownership)
Federated Gift Card Company                               Ohio
Federated Systems Group, Inc.                             Delaware
First Automated Systems & Technology, Inc.                Ohio
FSG Leasing Corp.                                         Delaware
I. Magnin, Inc.                                           Delaware
iTrust Insurance Agency, Inc.                             Arizona
Jordan Marsh Insurance Agency, Inc.                       Massachusetts
Jordan Servicenter, Inc.                                  Delaware
Macy's Central, Inc.                                      Ohio                    Macy*s
Macy's Central, LLC                                       Ohio
Macy's Department Stores, Inc.                            Ohio                    Macy*s West
Macy's East, Inc.                                         Ohio                    Macy*s
Macy's East, LLC                                          Ohio
Macy's Florida, Inc.                                      Ohio                    Macy*s
Macy's Florida, LLC                                       Ohio
Macy's Hamilton By Appointment, Inc.                      Delaware

                                                             STATE OF
                                                          INCORPORATION/
CORPORATE NAME                                              FORMATION             TRADENAME(S)
--------------------------------------------              -------------           -----------
Macy's Home Store, LLC                                    Ohio
Macy's Insurance, Inc.                                    Ohio
Macy's Merchandising Group, LLC                           Delaware
Macy's Northwest, Inc.                                    Ohio                    Macy*s
Macy's Northwest, LLC                                     Ohio
Macy's Puerto Rico, Inc.                                  Puerto Rico             Macy*s
Macy's Texas, Inc.                                        Delaware                Macy*s
Macy's TX I, LP                                           Texas
Macy's West, LLC                                          Ohio
Macys.com, Inc.                                           New York                Macy*s.com
Milan Acquisition Corp.                                   Delaware
MOA Rest, Inc.                                            Minnesota
Prime II Receivables Corporation                          Delaware
Prime Receivables Corporation                             Delaware
R. H. Macy Holdings (HK), Ltd.                            Delaware
R. H. Macy Warehouse (HK), Ltd.                           Delaware
Seven Hills Funding Corporation                           Delaware
The Bon Marche Corporation                                Washington
USA Direct/Guthy-Renker, Inc. (50% ownership)             Minnesota
Wise Chat Limited                                         Hong Kong
York-JMC, Inc.                                            Delaware

                                       2